UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2025

Charles & Colvard, Ltd.

(Exact name of registrant as specified in its charter)

North Carolina	000-23329	56-1928817
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

170 Southport Drive
Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

(919) 468-0399

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.08. Shareholder Director Nominations.

The disclosure provided in Item 8.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.08.

Pursuant to the Order (as defined in Item 8.01 below), Charles & Colvard, Ltd. (the “Company”) will hold its Annual Meeting of the Shareholders for 2025 (the “Annual Meeting”) on Monday, October 13, 2025, at 9:30 a.m. ET. Consistent with the Order, the Board of Directors established the close of business on Friday, August 29, 2025, as the record date for the determination of shareholders who are entitled to notice of, and to vote at, the Annual Meeting. The Annual Meeting will be held at the Company’s principal office, 170 Southport Drive, Morrisville, North Carolina, 27560. The Company will provide additional details regarding the Annual Meeting in the Company’s proxy statement for the Annual Meeting to be filed with the Securities and Exchange Commission (the “SEC”) prior to the Annual Meeting.

Due to the fact that the date of the Annual Meeting has been changed by more than 30 days from the anniversary of the previously held annual meeting of shareholders, shareholders of the Company who wish to have a proposal or a director nominee considered for inclusion in the Company’s proxy materials for the Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”), would have to ensure such proposal is received by the Company’s Corporate Secretary at its corporate office at 170 Southport Drive, Morrisville, North Carolina, 27560, on or before the close of business on Monday, August 25, 2025, to allow the Company reasonable time before it expects to begin to print and send its proxy materials in accordance with Rule 14a-5(f) and Rule 14a-8(e) under the Exchange Act. Any such proposal would also have to meet the requirements set forth in the Company’s Bylaws, as amended and restated (the “Bylaws”), and the rules and regulations of the SEC in order to be eligible for inclusion in the proxy materials for the Annual Meeting. However, because the Order limits the matters to be considered at the Annual Meeting to those outlined in Item 8.01 below, the Company cannot accept shareholder proposals for consideration at the Annual Meeting.

In addition, in accordance with the requirements contained in the Company’s Bylaws, shareholders of the Company who wish to bring business before the Annual Meeting outside of Rule 14a-8 of the Exchange Act or to nominate a person for election as a director must also ensure that written notice of such proposal (including all information specified in the Company’s Bylaws) is received by the Company’s Corporate Secretary at the address specified above no later than the close of business on Monday, August 25, 2025. As noted above, because of the terms of the Order, the Company cannot accept shareholder proposals. Any shareholder nominations for director must also meet the requirements set forth in the Company’s Bylaws in order to be brought before the Annual Meeting.

In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act by the close of business on Monday, August 25, 2025.

Item 8.01. Other Events.

On August 13, 2025, North Carolina Chief Business Court Judge Michael L. Robinson entered an Order, directing the Company to hold its Annual Meeting on Monday October 13, 2025 (the “Order”). Pursuant to the Order, the only matters to be considered and put to a vote of shareholders at the Annual Meeting shall be (a) election of the members of the Company’s Board of Directors, the Company’s intended nominees being current directors Ruten Bhanderi, Anne M. Butler, Neal Goldman, Don O’Connell and James Tu, (b) ratification of the Company’s independent auditor, (c) an advisory vote on executive compensation, and (d) an advisory vote on the frequency of shareholder advisory votes on executive compensation.

According to the Order, for purposes of this Annual Meeting only, the number of shares represented by shareholders who appear at the Annual Meeting, in person or by proxy, will represent a quorum. The Order also states that the deadline for director nominations in connection with the Annual Meeting shall be the close of business on Monday, August 25, 2025. The Company expects that RiverStyx Fund, LP (“RiverStyx”), a shareholder of the Company, will seek the election of one or more candidates to the Board, and will include those candidates in the Company’s proxy materials if timely submitted in compliance with the Company’s Bylaws and applicable law. Additionally, the Order states that Craig Colosso, an employee of the Company’s transfer agent, Equiniti, will serve as inspector of elections. The foregoing description of the Order does not purport to be complete and is qualified in its entirety by the full text of the Order, a copy of which is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Order on Application for Court-Ordered Shareholder Meeting Pursuant to N.C. Gen. Stat. § 55-7-03 dated August 13, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Important Additional Information

The Company’s definitive proxy materials will include information about the participants in the solicitation of proxies and a description of their direct or indirect interests, by security holdings or otherwise. Shareholders should read the proxy statement when it is available because it contains important information. Shareholders and investors will be able to access the proxy statement and any other relevant filed documents free of charge on the SEC’s website at www.sec.gov once such documents have been filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles & Colvard, Ltd.

August 15, 2025	By	/s/ Clint J. Pete
Clint J. Pete
Chief Financial Officer